     As filed with the Securities and Exchange Commission on May 23, 2000
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------

                                    FORM S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933
                           ------------------------

                               VIRATA CORPORATION
            (Exact name of Registrant as Specified in its Charter)

           Delaware                                        77-0521696
   (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
   of Incorporation or Organization)

   2933 Bunker Hill Lane, Suite 201
        Santa Clara, California                             95054
   (Address of Principal Executive Offices)               (Zip Code)

                D2 TECHNOLOGIES, INC. TANDEM STOCK OPTION PLAN
           INVERNESS SYSTEMS LTD. EMPLOYEE SHARE OPTION PLAN (1997)
             INVERNESS SYSTEMS LTD. SUPPLEMENTAL STOCK OPTION PLAN
                       as assumed by Virata Corporation
                           (Full title of the Plans)
                           ------------------------

                                 Andrew Vought
                            Chief Financial Officer
                       2933 Bunker Hill Lane, Suite 201
                         Santa Clara, California 95054
                    (Name and Address of Agent for Service)
                                (408) 566-1000
         (Telephone number, including area code, of agent for service)
                           ------------------------

                                  Copies to:
                               Douglas D. Smith
                          Gibson, Dunn & Crutcher LLP
                     One Montgomery Street, Telesis Tower
                        San Francisco, California 94104
                                (415) 393-8200
                           ------------------------


                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                              Proposed            Proposed
                                                                              Maximum             Maximum           Amount of
                Title of Securities                    Amount to be        Offering Price         Aggregate      Registration Fee
                 to be Registered                      Registered (1)         per Share          Offering Price        (2)
 ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share (3).......           466,165     $          12.71      $   5,924,957.15   $           1565
Common Stock, par value $0.001 per share (4).......           231,203     $           0.06      $      13,872.18                  4
Common Stock, par value $0.001 per share (5).......            27,745     $          0.003      $          83.24                  1
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                         725,113                           $   5,938,912.57   $           1570
===================================================================================================================================

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2) Shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering prices and the registration fees have been computed based on the weighted average exercise prices for shares subject to each of the D2 Technologies, Inc. Tandem Stock Option Plan and the Inverness Systems Employee Share Option Plan (1997).
(3) In connection with its acquisition of D2 Technologies, Inc., Registrant assumed all of the outstanding options under the D2 Technologies Tandem Stock Option Plan (the "Tandem Option Plan"). Registrant is registering 466,165 shares of its common stock, par value $0.001 per share issuable to eligible employees under the Tandem Option Plan, at a weighted average price of $12.71.
(4) In connection with its acquisition of Inverness Systems Ltd. ("Inverness"), Registrant assumed all of the outstanding options under the Inverness Employee Share Option Plan (1997) (the "Share Option Plan"). Registrant is registering 231, 203 shares of its common stock, par value $0.001 per share issuable to eligible employees under the Share Option Plan, at a weighted average exercise price of $0.06.
(5) In connection with its acquisition of Inverness, Registrant assumed all of the outstanding options under the Inverness Systems Ltd. Supplemental Stock Option Plan. Registrant is registering 27,745 shares of its common stock, par value $0.001 per share issuable to an eligible employee, at a weighted average exercise price of $0.003.
================================================================================

                                 INTRODUCTION

        This Registration Statement on Form S-8 is filed by Virata Corporation, a Delaware corporation (the "Registrant") relating to 466,165 shares of its common stock, par value $0.001 per share (the "Common Stock") issuable to eligible employees of the Registrant under the D2 Technologies Tandem Stock Option Plan, 231,203 shares of Common Stock issuable to eligible employees of the Registrant under the Inverness Employee Share Option Plan (1997) and 27,745 shares of Common Stock issuable under the Inverness Supplemental Stock Option Plan, as assumed by the Registrant (collectively, the "Plans").

                                    PART I

Item 1. Plan Information.
        ----------------

        Not filed as part of this Registration Statement pursuant to Note to
        Part I of Form S-8.


Item 2. Registration Information And Employee Plan Annual Information.
        -------------------------------------------------------------

        Not filed as part of this Registration Statement pursuant to Note to
        Part I of Form S-8.



                                    PART II

              Information Required In The Registration Statement

Item 3. Incorporation Of Documents By Reference.
        ---------------------------------------

        The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

        (1) the Registrant's Registration Statement No. 333-86591 on Form S-1 filed on September 3, 1999, and all amendments thereto;

        (2) the Registrant's Registration Statement No. 333-34742 on Form S-8 filed on April 13, 2000, and all amendments thereto;

        (3) the Registrant's reports on Form 8-K filed on April 3, 2000, and all amendments thereto;

        (4)    the Registrant's report on Form 8-K/A filed on April 21, 2000;
and

        (5) the Registrant's report on Form 8-K filed on May 5, 2000, and all amendments thereto.

        All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

        Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 8. Exhibits.
        --------

        5           Opinion of Gibson, Dunn & Crutcher LLP.
        23.1        Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
                    5).
        23.2        Consent of PricewaterhouseCoopers LLP.
        23.3        Consent of Arthur Andersen LLP.
        24          Power of Attorney. Reference is made to the signature page hereto.
        99.1        D2 Technologies, Inc. Tandem Stock Option Plan
        99.2        Inverness Systems Ltd. Employee Share Option Plan (1997)
        99.3        Inverness Systems Ltd. Supplemental Stock Option Plan

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Clara, California, on this 23rd day of May, 2000

                                          VIRATA CORPORATION

                                          By: /s/ Andrew M. Vought
                                              ------------------------
                                              Andrew M. Vought,
                                              Chief Financial Officer


     Pursuant to the requirements of the Securities Act, the person who administers the D2 Technologies, Inc. Tandem Stock Option Plan, the Inverness Systems Ltd. Employee Share Option Plan(1997) and the Inverness Systems Ltd. Supplemental Stock Option Plan has duly executed this Registration Statement on Form S-8 in the city of Santa Clara, State of California, on this 23rd day of May, 2000.


                                          VIRATA CORPORATION

                                              /s/ Andrew M. Vought
                                          By: ________________________
                                              Andrew M. Vought,
                                              Chief Financial Officer

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS

     Each person whose signature appears below constitutes and appoints Charles Cotton and Andrew M. Vought as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

             Signature                                 Title                                     Date
   /s/ CHARLES COTTON                   Chief Executive Officer and Director                 May 23, 2000
------------------------------------    (Principal Executive Officer)
   Charles Cotton

   /s/ ANDREW VOUGHT                    Senior Vice President, Chief Financial               May 23, 2000
------------------------------------    Officer and Secretary (Principal
   Andrew Vought                        Financial Officer and Principal
                                        Accounting Officer)

                                        Chairman of the Board
------------------------------------
   Hermann Hauser

   /s/ MARCO DE BENEDETTI               Director                                             May 23, 2000
------------------------------------
   Marco De Benedetti

                                        Director
------------------------------------
   Gary Bloom

   /s/ BANDEL CARANO                    Director                                             May 23, 2000
------------------------------------
   Bandel Carano

                                        Director
------------------------------------
   Andrew Hopper

   /s/ MARTIN JACKSON                   Director                                             May 23, 2000
------------------------------------
   Martin Jackson

   /s/ PETER MORRIS                     Director                                             May 23, 2000
------------------------------------
   Peter Morris

   /s/ PATRICK SAYER                    Director                                             May 23, 2000
------------------------------------
   Patrick Sayer

   /s/ GIUSEPPE ZOCCO                   Director                                             May 23, 2000
------------------------------------
   Giuseppe Zocco

                                 EXHIBIT INDEX


Exhibit        Description
-------        -----------

5              Opinion of Gibson, Dunn & Crutcher LLP.

23.1           Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).

23.2           Consent of PricewaterhouseCoopers LLP.

23.3           Consent of Arthur Andersen LLP.

24             Power of Attorney (included on the signature page hereof).

99.1           D2 Technologies, Inc. Tandem Stock Option Plan

99.2           Inverness Systems Ltd. Employee Share Option Plan (1997)

99.3           Inverness Systems Ltd. Supplemental Stock Option Plan